    As filed with the Securities and Exchange Commission on October 22, 1997
                              Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              VENTURE SEISMIC LTD.
             (Exact name of registrant as specified in its charter)

                                 ALBERTA, CANADA
         (State or other jurisdiction of incorporation or organization)

                                       N/A
                      (I.R.S. employer identification no.)

                3110 80TH AVENUE SE, CALGARY, ALBERTA     T2C 1J3
    ------------------------------------------------------------------------
             (Address of principal executive offices)    (Zip code)

             VENTURE SEISMIC LTD. 1995 STOCK OPTION PLAN, AS AMENDED
                            (Full title of the plan)

                                 BRIAN W. KOZUN
                              VENTURE SEISMIC LTD.
                               3110 80TH AVENUE SE
                            CALGARY, ALBERTA T2C 1J3
                     (Name and address of agent for service)

                                 (403) 777-9070
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                               Jill M. Cohen, Esq.
                      Bachner, Tally, Polevoy & Misher LLP
                               380 Madison Avenue
                            New York, New York 10017

                         CALCULATION OF REGISTRATION FEE

                                                    Proposed      Proposed
                                                    Maximum       Maximum
                                                    Offering     Aggregate          Amount of
Title of Each Class of               Amount to      Price Per     Offering        Registration
Securities to be Registered      be Registered(1)   Share(2)       Price               Fee
---------------------------      ----------------   ---------    ---------        ------------
 Common Shares,
  no par value                       450,000        $9.4375     $4,246,875          $1,286.93

(1) Pursuant to Rule 416, promulgated under the Securities Act of 1933, as amended, an additional undeterminable number of Common Shares is being registered to cover any adjustment in the number of Common Shares pursuant to the anti-dilution provisions of the 1995 Stock Option Plan, as amended.

(2) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee. The price shown is the average of the high and low price of the Common Shares on October 16, 1997 as reported on The Nasdaq Stock Market.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        The documents containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

        The documents listed below are hereby incorporated by reference into this Registration Statement. In addition, all documents subsequently filed by Venture Seismic Ltd. (the "Registrant") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold) shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents:

                (a)(1) the Registrant's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1996, as amended;

                (a)(2) the Registrant's definitive Proxy Statement, dated March 25, 1997, as filed with the Commission in connection with the Company's Annual Meeting of Shareholders held on April 30, 1997;

                (b)(1) the Registrant's Quarterly Report on Form 10-QSB for the period ended December 31, 1996;

                (b)(2) the Registrant's Quarterly Report on Form 10-QSB for the period ended March 31, 1997;

                (b)(3) the Registrant's Quarterly Report on Form 10-QSB for the period ended June 30, 1997; and

                (c) the Registrant's Registration Statement on Form 8-A declared effective by the Securities and Exchange Commission on November 6, 1995, including any amendment or supplement thereto.

Item 6. Indemnification of Directors and Officers

        The By-Laws of the Registrant provides that the Registrant shall indemnify any person to the full extent permitted by the Business Corporations Act (Alberta) (the "BCA"). Section 119 of the BCA, relating to indemnification, is hereby incorporated herein by reference.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers or controlling persons of the Registrant pursuant to the Registrant's By-laws, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

        The Registrant's By-Laws include certain provisions permitted pursuant to Alberta law whereby officers and directors of the Registrant are to be indemnified against certain liabilities. The Registrant's By-Laws also limit, to the fullest extent permitted by Alberta law, a director's liability for monetary damages for breach of fiduciary duty, except liability for (i) breach of the director's duty to act honestly and in good faith and (ii) acts or omissions where the director did not have reasonable grounds for believing his conduct was lawful.

        The Registrant has entered into indemnification agreements with each of its executive officers and directors, the form of which is filed as Exhibit
10.13 to the Registrant's Registration Statement on Form SB-2 (File No.
33-97132).

        The Registrant has obtained and maintains a policy of insurance with a face amount of $1,000,000 (subject to certain deductible provisions and exclusions) covering its officers and directors and indemnifying them against loss on account of claims made against them, including, but not limited to, damages, judgments, costs and the costs of defense of such claims, arising from breach of duty, neglect, error, negligent misrepresentations, omission or act, or any claim arising solely by reason of status as an officer or director.

Item 8. Exhibits

                4.1 Venture Seismic Ltd. 1995 Stock Option Plan, as amended (incorporated by reference to the Registrant's Quarterly Report on Form 10-QSB for the period ended March 31, 1997, File No. 0-27070)

                5.1 Opinion of Burstall Ward with respect to the legality of the Common Shares to be registered hereunder

                23.1    Consent of Ernst & Young, Chartered Accountants

                23.2    Consent of Burstall Ward (contained in Exhibit 5.1)

                24      Power of Attorney (included on signature page)

Item 9. Undertakings

        (a)     The undersigned Registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total value of the securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                        (iii) To include any additional or changed material information on the plan of distribution.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant as described above, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, on the 22nd day of October, 1997.

                                       VENTURE SEISMIC LTD.

                                       By: /s/ Brian Kozun
                                           -------------------------------------
                                           Brian W. Kozun, Chairman of the Board
                                           and Chief Executive Officer


                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below under the heading "Signature" constitutes and appoints Brian W. Kozun and Gregory B. Wiebe or either of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                    SIGNATURE

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                           Title                  Date

/s/ Brian Kozun              Chairman of the Board          October 22, 1997
---------------------------- and Chief Executive Officer
Brian W. Kozun               (principal executive officer)




/s/ Greg Wiebe               Chief Financial Officer        October 22, 1997
---------------------------- (principal financial and
Gregory B. Wiebe              accounting officer)

/s/ Dan McArthur                            Director        October 22, 1997
----------------------------
P. Daniel McArthur


/s/ Stuart Norman                           Director        October 22, 1997
----------------------------
Stuart Norman


/s/ J. Joseph Ciavarra                      Director        October 22, 1997
----------------------------
J. Joseph Ciavarra


/s/ Michael Beninger                        Director        October 22, 1997
----------------------------
Michael J. Beninger

                                INDEX TO EXHIBITS


                                                                              Sequentially
Exhibit                                                                         Numbered
  No.                       Description                                           Page
-------                     -----------                                       ------------


4.1               Venture Seismic Ltd. 1995 Stock Option Plan, as amended
                  (incorporated by reference to the Registrant's Quarterly
                  Report on Form 10-QSB for the period ended
                  March 31, 1997 (File No. 0-27070))                                --

5.1               Opinion of Burstall Ward with respect to the legality
                  of the Common Shares to be registered hereunder                    1

23.1              Consent of Ernst & Young, Chartered Accountants                    2

23.2              Consent of Burstall Ward (contained in Exhibit 5.1)               --

24                Power of Attorney (included on signature page)                    --